EXHIBIT 5.2

February 5, 2008

Flotek Industries, Inc.

2930 West Sam Houston Parkway North

Suite 300

Houston, Texas 77043

Ladies and Gentlemen:

We have acted as special counsel to (a) Flotek Industries, Inc., a Delaware corporation (the “Company”), and (b) each of the entities whose names appear on Schedule I attached hereto (collectively, the “Guarantors,” and together with the Company, the “Companies”), in connection with the preparation of Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333-148384 on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on February 5, 2008. The Amendment relates to (i) registering guarantees of senior debt securities and subordinated debt securities by certain direct and indirect subsidiaries of the Company (each such guarantee, a “Guarantee” and collectively, the “Guarantees”) and (ii) adding each of the Guarantors to the Amendment. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of (i) common stock (the “Common Stock”), (ii) warrants (the “Warrants”), (iii) preferred stock (the “Preferred Stock”), (iv) depositary shares (the “Depositary Shares”), (v) senior debt securities (the “Senior Debt Securities”) and (vi) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), each on terms to be determined at the time of the offering. The Common Stock, Warrants, Preferred Stock, Depositary Shares, Debt Securities and Guarantees are referred to herein collectively as the “Securities.” All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Amendment, Registration Statement or in the Indentures (as defined below), as the case may be.

The Guarantees will be issued pursuant to either (i) an indenture governing senior debt securities and guarantees thereof, if any, in the form filed as Exhibit 4.4 to the Registration Statement, among the Company, the Guarantors and the trustee under such indenture (the “Senior Indenture”), as may be amended or supplemented form time to time, including at the time of and in connection with the issuance of such Senior Debt Securities, or (ii) an indenture governing subordinated debt securities and the guarantees thereof, if any, in the form filed as Exhibit 4.5 to the Registration Statement, among the Company, the Guarantors and the trustee under such indenture, as may be amended or supplemented form time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”).

Flotek Industries, Inc.

February 5, 2008

In arriving at the opinion expressed below, we have examined the following:

(i) the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date,

(ii) the Amendment,

(iii) the Registration Statement,

(iv) the Prospectus,

(v) the forms of the Indentures filed as Exhibits 4.4 and 4.5 to the Registration Statement; and

(vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Guarantees, we have assumed that:

(i) any supplemental indenture to either of the Indentures and any resolution of the board of directors of the Company and/or any Officers’ Certificate of the Company executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors of the Company and/or Officers’ Certificate of the Company; and

(iv) the form and terms of any Guarantees will comply with, and will not violate, the Company’s Certificate of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and

Flotek Industries, Inc.

February 5, 2008

(without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Guarantees.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Guarantees, assuming the (a) taking of all necessary corporate, limited liability company or partnership action (as applicable) by the Companies to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) applicable Indenture as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act and (c) due execution, issuance and delivery of such Debt Securities and due execution and delivery of such Guarantees in each case in accordance with the terms of the applicable Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement and payment (or delivery) of the consideration therefore provided for therein, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.

Our opinions in paragraph 1 above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL. We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Amendment and the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Doherty & Doherty LLP

Flotek Industries, Inc.

February 5, 2008

SCHEDULE I

CAVO Drilling Motors, Ltd. Co.

CESI Chemical, Inc.

Flotek Paymaster, Inc.

Material Translogistics, Inc.

Padko International Incorporated

Petrovalve, Inc.

SES Holdings, Inc.

Sooner Energy Services, Inc.

Spidle Sales & Services, Inc.

Teledrift Acquisition, Inc.

Trinity Tool, Inc.

Turbeco, Inc.

USA Petrovalve, Inc.